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                                                                    EXHIBIT 23.1

            CONSENT OF M.R. WEISER & CO. LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Amendment No. 2 to the Registration Statement (Form S-3 No. 333-44053), Registration Statement (Form S-8 No. 333-24345) pertaining to the Warrant of Hakeem Olajuwan, Registration Statement (Form S-8 No. 333-24343) pertaining to the Option To Akin Olajuwan, Registration Statement (Form S-8 No. 333-24399) pertaining to the Warrant to Tim Connelly, Registration Statement (Form S-8 No. 333-24397) pertaining to the Option to Jesse Marion, Registration Statement (Form S-8 No. 333-24395) pertaining to the Warrant to Jan Carson Connelly, Registration Statement (Form S-8 No. 333-24393) pertaining to the Warrant to H. Russell Douglas, Registration Statement (Form S-8 No. 333-24391) pertaining to the Compensation Agreement of Thomas C. Pritchard, and Registration Statement (Form S-8 No. 333-44191) pertaining to the Applied Voice Recognition, Inc. 1997 Incentive Plan, of our reports dated January 26, 1999 with respect to the financial statements of Statline, Inc. for the period from January 1, 1998 through April 23, 1998 and the year ended December 31, 1997 and Cornell Transcription, Inc. for the period from April 23, 1998 (commencement of operations) through September 30, 1998, included in the Form 8-K/A-1 of Applied Voice Recognition, Inc.

                                    /s/ M.R. WEISER & CO. LLP
                                    --------------------------
                                        M.R. WEISER & CO. LLP

Edison, N.J.
February 15, 1999